Exhibit 99.1
FOR FURTHER INFORMATION CONTACT:
Sophia H. Twaddell
Vice President, Corporate Communications
(847) 864-3500
stwaddell@northfieldlabs.com
FOR IMMEDIATE RELEASE
NORTHFIELD ANNOUNCES CLOSING OF FINANCING
EVANSTON, IL—March 16, 2009— Northfield Laboratories Inc. (Nasdaq: NFLD) announced today that it has completed the previously announced sale of shares of convertible preferred stock pursuant to a registered direct offering to a single institutional investor, representing gross proceeds of approximately $1.4 million. The preferred stock is convertible into shares of Northfield’s common stock at the option of the investor at a price of $0.265 per share.
The investor also received warrants to purchase 5,404,652 shares of Northfield’s common stock. The warrants have an exercise price of $0.53 per share, and are exercisable at any time after the six-month anniversary of the closing of the transaction and before the fourth anniversary of such initial exercise date. Northfield plans to use the net proceeds from the offering for general corporate purposes, including general and administrative expenses and expenses in connection with the regulatory review of Northfield’s PolyHeme® investigative human hemoglobin-based red cell substitute product.
The shares and warrants were sold by Northfield pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission dated September 1, 2006. Rodman & Renshaw, LLC, a wholly owned subsidiary of Rodman & Renshaw Capital Group, Inc. (NasdaqGM: RODM - News), acted as the exclusive placement agent for the transaction.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities may only be offered by means of a prospectus. Copies of the final prospectus supplement and accompanying base prospectus can be obtained from the SEC’s website at www.sec.gov or from Rodman & Renshaw, LLC at 212-536-0550.
About Northfield Laboratories
Northfield Laboratories is a leader in developing a hemoglobin-based oxygen-carrying red blood cell substitute. The initial indication we are seeking for our investigational product PolyHeme is the treatment of life-threatening red blood cell loss when an oxygen-carrying fluid is required and red blood cells are not available. PolyHeme is a solution of chemically modified human hemoglobin that requires no cross-matching and is therefore compatible with all blood types. It has an extended shelf life in excess of 12 months. For further information, visit http://www.northfieldlabs.com.
Forward Looking Statement
This press release may contain forward-looking statements concerning, among other things, Northfield’s future business plans and strategies and clinical and regulatory developments affecting our PolyHeme red blood cell substitute product. These forward-looking statements are identified by the use of such terms as “intends,” “expects,” “plans,” “estimates,” “anticipates,” “should,” “believes” and similar terms. These forward-looking statements involve inherent risks and uncertainties. Our actual results may therefore differ materially from those predicted by the forward-looking statements because of various factors and possible events, including the possibility that FDA may not meet the required time periods for the review of our BLA under applicable laws, regulations and guidances, our potential inability to obtain FDA approval to market PolyHeme commercially based on our BLA, our potential inability to maintain compliance with applicable Nasdaq listing standards, our need to obtain additional capital to finance our ongoing business operations and the construction of an expanded commercial-scale manufacturing facility, our potential inability to obtain adequate supplies of raw materials and to manufacture PolyHeme in commercial quantities, our potential inability to market PolyHeme successfully, the possibility that competitors will develop products that will render PolyHeme obsolete or non-competitive, our potential inability to protect our intellectual property rights, the outcome of a purported class action lawsuit as described in our most recently filed quarterly report on Form 10-Q, the possibility that we may be subject to product liability claims and other legal actions, our dependency on a limited number of key personnel, the uncertainty of third party reimbursement for our product and other risks and uncertainties described from time to time in our periodic reports filed with the Securities and Exchange Commission, including our most recently filed annual report on Form 10-K and quarterly report on Form 10-Q. These forward-looking statements speak only as of the date of this press release. We do not undertake any obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the time such statement is made. All subsequent written and oral forward-looking statements attributable to Northfield or any person acting on our behalf are qualified by this cautionary statement.